Exhibit 99.3

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS Brixmor Operating Partnership LP and Subsidiaries For The Nine Months Ended September 30, 2014 and 2013

BRIXMOR OPERATING PARTNERSHIP LP AND SUBSIDIARIES

BRIXMOR OPERATING PARTNERSHIP LP AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except unit information)
	September 30, 2014	December 31, 2013
Assets
Real estate
Land	$1,998,837	$2,055,802
Buildings and improvements	8,751,020	8,781,926
	10,749,857	10,837,728
Accumulated depreciation and amortization	(1,452,732)	(1,190,170)
Real estate, net	9,297,125	9,647,558

Investments in and advances to unconsolidated joint ventures	5,216	9,205
Cash and cash equivalents	92,607	113,006
Restricted cash	56,240	75,457
Marketable securities	21,020	21,907
Receivables, net	170,615	178,505
Deferred charges and prepaid expenses, net	118,933	105,522
Other assets	13,298	19,650
Total assets	$9,775,054	$10,170,810

Liabilities
Debt obligations, net	$5,933,358	$5,981,289
Financing liabilities, net	121,470	175,111
Accounts payable, accrued expenses and other liabilities	677,699	709,519
Total liabilities	6,732,527	6,865,919

Redeemable non-controlling interests	21,467	21,467

Commitments and contingencies	—	—

Capital
Partnership common units; 304,230,758 units outstanding	3,024,914	3,108,398
Series A interest	—	180,386
Accumulated other comprehensive loss	(3,854)	(6,797)
Total partners' capital	3,021,060	3,281,987
Non-controlling interests	—	1,437
Total capital	3,021,060	3,283,424
Total liabilities and capital	$9,775,054	$10,170,810
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BRIXMOR OPERATING PARTNERSHIP LP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands)
	Nine Months Ended September 30,
	2014	2013
Revenues
Rental income	$718,240	$654,079
Expense reimbursements	197,835	179,534
Other revenues	6,290	8,006
Total revenues	922,365	841,619

Operating expenses
Operating costs	95,595	85,542
Real estate taxes	132,650	124,711
Depreciation and amortization	334,084	328,878
Provision for doubtful accounts	8,636	7,956
Impairment of real estate assets	—	1,531
General and administrative	59,221	65,386
Total operating expenses	630,186	614,004

Other income (expense)
Dividends and interest	431	621
Interest expense	(199,464)	(270,845)
Gain on sale of real estate assets and acquisition of joint venture interest	378	2,223
Gain (loss) on extinguishment of debt, net	(2,573)	(17,783)
Other	(5,335)	(8,098)
Total other income (expense)	(206,563)	(293,882)

Income (loss) before equity in income of unconsolidated joint ventures	85,616	(66,267)
Equity in income of unconsolidated joint ventures	248	1,001
Gain on disposition of investments in unconsolidated joint ventures	1,820	—
Income (loss) from continuing operations	87,684	(65,266)

Discontinued operations
Income (loss) from discontinued operations	4,787	(892)
Gain on disposition of operating properties	14,426	2,631
Impairment of real estate held for sale	—	(43,323)
Income (loss) from discontinued operations	19,213	(41,584)

Net income (loss)	106,897	(106,850)

Non-controlling interests
Net income attributable to non-controlling interests	(966)	(1,018)

Net income (loss) attributable to Brixmor Operating Partnership LP	$105,931	$(107,868)

Net loss attributable to:
Series A interest	$21,014	$—
Partnership common units	84,917	(107,868)
Net income (loss) attributable to Brixmor Operating Partnership LP	$105,931	$(107,868)
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BRIXMOR OPERATING PARTNERSHIP LP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited, in thousands)
	Nine Months Ended September 30,
	2014	2013
Net income (loss)	$106,897	$(106,850)
Other comprehensive income (loss)
Unrealized gain (loss) on interest rate hedges	2,941	(7,720)
Unrealized gain (loss) on marketable securities	2	38
Comprehensive income (loss)	109,840	(114,532)
Comprehensive income attributable to non-controlling interests	(966)	(1,018)
Comprehensive income (loss) attributable to Brixmor Operating Partnership LP	$108,874	$(115,550)
Comprehensive income (loss) attributable to:
Series A interest	21,014	—
Partnership common units	87,860	(115,550)
Comprehensive income (loss) attributable to Brixmor Operating Partnership LP	$108,874	$(115,550)
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BRIXMOR OPERATING PARTNERSHIP LP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN CAPITAL
(Unaudited, in thousands)
	Partnership Common Units	Series A Interest	Accumulated Other Comprehensive Income (Loss)	Non-controlling Interests	Total
Beginning balance, January 1, 2014	$3,108,398	$180,386	$(6,797)	$1,437	$3,283,424
Distribution to partners	(182,079)	—	—	—	(182,079)
Redemption of Series A	6,222	(201,400)	—	—	(195,178)
Equity based compensation expense	7,019	—	—	—	7,019
Acquisition of non-controlling interests	437	—	—	(1,437)	(1,000)
Change in value of credit swap liability	—	—	2,941	—	2,941
Unrealized gain on marketable securities	—	—	2	—	2
Net income	84,917	21,014	—	—	105,931
Ending balance, September 30, 2014	$3,024,914	$—	$(3,854)	$—	$3,021,060
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BRIXMOR OPERATING PARTNERSHIP LP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)
	Nine Months Ended September 30,
	2014	2013
Operating activities:
Net income (loss)	$106,897	$(106,850)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	334,515	338,379
Debt premium and discount amortization	(15,524)	(16,619)
Deferred financing cost amortization	6,708	8,703
Above- and below-market lease intangible amortization	(35,090)	(39,051)
Provisions of impairment	—	44,854
Gain on disposition of operating properties, disposition of investments in unconsolidated joint ventures and acquisition of joint venture interest	(16,624)	(4,854)
Equity based compensation	7,019	3,661
Other	(214)	(1,002)
(Gain) loss on extinguishment of debt, net	(4,245)	17,788
Changes in operating assets and liabilities:
Restricted cash	11,007	5,244
Receivables	6,513	(21,495)
Deferred charges and prepaid expenses	(29,787)	(25,288)
Other assets	357	(1,820)
Accounts payable, accrued expenses and other liabilities	760	12,978
Net cash provided by operating activities	372,292	214,628

Investing activities:
Improvements to and investments in real estate assets	(146,499)	(104,627)
Acquisitions of real estate assets	—	(23,792)
Proceeds from sales of real estate assets	2,778	44,866
Distributions from unconsolidated joint ventures	187	455
Contributions to unconsolidated joint ventures	—	(3)
Change in restricted cash attributable to investing activities	7,328	4,231
Purchase of marketable securities	(20,250)	(10,662)
Proceeds from sale of marketable securities	21,414	12,609
Net cash used in investing activities	(135,042)	(76,923)

Financing activities:
Repayment of debt obligations and financing liabilities	(827,460)	(2,479,830)
Proceeds from debt obligations	—	57,000
Repayment of borrowings under unsecured revolving credit facility	(675,047)	—
Proceeds from borrowings under unsecured credit facility	826,343	2,379,108
Proceeds from unsecured term loan	600,000	—
Deferred financing costs	(2,995)	(21,223)
Partner distributions	(177,524)	(33,362)
Distributions to non-controlling interests and other	(966)	(1,004)
Net cash used in financing activities	(257,649)	(99,311)

Change in cash and cash equivalents	(20,399)	38,394
Cash and cash equivalents at beginning of period	113,006	97,481
Cash and cash equivalents at end of period	$92,607	$135,875
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BRIXMOR OPERATING PARTNERSHIP LP AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited, in thousands, unless otherwise stated)

1. Nature of Business and Financial Statement Presentation
Description of Business
Brixmor Operating Partnership LP and its consolidated subsidiaries (the “Operating Partnership”) were formed for the purpose of owning, operating and managing grocery-anchored community and neighborhood shopping centers throughout the United States.

The Operating Partnership does not distinguish its principal business or group its operations on a geographical basis for purposes of measuring performance. Accordingly, the Operating Partnership believes it has a single reportable segment for disclosure purposes in accordance with U.S. generally accepted accounting principles (“GAAP”).

Initial Public Offering and IPO Property Transfers
On November 4, 2013, Brixmor Property Group Inc. (“BPG”), which owned 80.58% of the Operating Partnership as of September 30, 2014, completed an initial public offering (“IPO”) in which it sold approximately 47.4 million shares of its common stock, at an IPO price of $20.00 per share. BPG received net proceeds from the sale of shares in BPG's IPO of approximately $893.9 million after deducting $54.9 million in underwriting discounts, expenses and transaction costs. Of the total proceeds received, $824.7 million was used to pay down amounts outstanding under the Operating Partnership's Unsecured Credit Facility (see Note 5 for additional information).

In connection with BPG's IPO, the Operating Partnership acquired interests in 43 properties (the “Acquired Properties”) from certain investment funds affiliated with The Blackstone Group L.P. (together with such affiliated funds, “Blackstone”) in exchange for 15.9 million common units of partnership interest (the “OP Units”) in the Operating Partnership having a value equivalent to the value of the Acquired Properties. In connection with the acquisition of the Acquired Properties, the Operating Partnership repaid $66.6 million of indebtedness to Blackstone attributable to certain of the Acquired Properties with a portion of the net proceeds of BPG's IPO. During the nine months ended September 30, 2014, the Operating Partnership repaid the remaining $7.6 million of indebtedness to Blackstone attributable to certain of the Acquired Properties.

Also in connection with BPG's IPO the Operating Partnership created a separate series of interest in the Operating Partnership (“Series A”) that allocated to certain funds affiliated with The Blackstone Group L.P. and Centerbridge Partners, L.P. (owners of the Operating Partnership prior to BPG's IPO) (the “pre-IPO owners”) all of the economic consequences of ownership of the Operating Partnership’s interest in 47 properties that the Operating Partnership historically held in its portfolio (the “Non-Core Properties”).  During 2013, the Operating Partnership disposed of 11 of the Non-Core Properties. During the nine months ended September 30, 2014, the Operating Partnership caused its ownership interests in all but one of the remaining 36 Non-Core Properties to be transferred to the pre-IPO owners. The 35 Non-Core Properties distributed to the pre-IPO owners had a carrying value of $179.0 million and a fair value of $195.2 million resulting in a gain of $16.2 million. The one remaining Non-Core Property was transferred to the lender in satisfaction of the property's mortgage balance and, following such transfer, on March 28, 2014, the Series A was terminated. The operating results of the 44 wholly-owned Non-Core Properties, including the gain on disposition, are included in Discontinued operations on the unaudited Condensed Consolidated Statements of Operations. The operating results of the remaining three Non-Core Properties, in which the Operating Partnership owned a 20% interest, are included in Equity in income of unconsolidated joint ventures within continuing operations, through their distribution date, on the unaudited Condensed Consolidated Statements of Operations.

Basis of Presentation
The financial information included herein reflects the Operating Partnership's consolidated financial position as of September 30, 2014 and December 31, 2013, and the consolidated results of its operations and cash flows from the nine months ended September 30, 2014, and 2013.

Principles of Consolidation
The accompanying unaudited Condensed Consolidated Financial Statements include the accounts of Brixmor Property Group Inc., its wholly owned subsidiaries and all other entities in which it has a controlling financial interest. The portions of consolidated entities not owned by the Operating Partnership are presented as non-controlling interests as of and during the periods presented. All intercompany transactions have been eliminated.

Subsequent Events
In preparing the unaudited Condensed Consolidated Financial Statements, the Operating Partnership has evaluated events and transactions occurring after September 30, 2014 for recognition or disclosure purposes. Based on this evaluation, there were no subsequent events from September 30, 2014 through the date the financial statements were issued other than those disclosed in Notes 6 and 7.

Income Taxes
The Operating Partnership is organized as a limited partnership and is generally not subject to federal income tax. Accordingly, no provision for federal income taxes has been reflected in the accompanying Condensed Consolidated Financial Statements. The Operating Partnership, however, may be subject to certain state and local income taxes or franchise taxes.

BPG, the Operating Partnership’s ultimate parent has made an election to qualify, and believes it is operating so as to qualify, as a Real Estate Investment Trust (“REIT”) for United States federal income tax purposes. Generally, a REIT is entitled to a deduction for dividends that it pays and therefore will not be subject to United States federal corporate income tax on its net taxable income that is currently distributed to its stockholders. To qualify as a REIT, certain income, asset, distribution, and organization tests must be satisfied. Although the Operating Partnership is not classified as a REIT, it operates under REIT regulations so as to enable its ultimate parent to continue to qualify for REIT status.

New Accounting Pronouncements
In April 2014, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2014-08, “Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity.” ASU No. 2014-08 amends the definition of discontinued operations by limiting discontinued operations reporting to disposals of components of an entity that represent strategic shifts that have (or will have) a major effect on an entity's operations and financial results. The amendments require expanded disclosures for discontinued operations that would provide users of financial statements with more information about the assets, liabilities, revenues, and expenses of discontinued operations reporting. ASU No. 2014-08 is to be applied prospectively to all disposals (or classifications as held for sale) of components of an entity and all businesses or nonprofit activities that, on acquisition, are classified as held for sale that occur within fiscal years, and interim periods within those years, beginning after December 15, 2014. The adoption of ASU 2014-08 is expected to eliminate discontinued operations reporting for disposals that are routine in nature and do not change the Operating Partnership’s strategy.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers.” ASU No. 2014-09 contains a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance.  The guidance in ASU No. 2014-09 affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards.  The core principle of the guidance is that an entity should recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.  For public entities, ASU No. 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period.  Early application is not permitted.  The Operating Partnership is currently in the process of evaluating the impact the adoption of ASU No. 2014-09 will have on the Condensed Consolidated Financial Statements of the Operating Partnership.

Any other recently issued accounting standards or pronouncements not disclosed above have been excluded as they either are not relevant to the Operating Partnership, or they are not expected to have a material effect on the unaudited Condensed Consolidated Financial Statements of the Operating Partnership.

2.    Acquisition of Real Estate
During the nine months ended September 30, 2014, the Operating Partnership did not make any acquisitions of real estate.

During the nine months ended September 30, 2013, the Operating Partnership acquired one building, located adjacent to one of the Operating Partnership's existing shopping centers, for approximately $5.1 million and acquired the remaining 70% partnership interest in Arapahoe Crossings, L.P. that was previously owned by an unaffiliated third party for a net purchase price of $18.7 million. In connection with the acquisition, a gain of $1.1 million on the step-up of the Operating Partnership's original 30% interest was recognized. The acquisition of the partnership interest included the assumption of debt obligations of approximately $41.8 million, which were paid off with the proceeds from the Operating Partnership's Unsecured Credit Facility (see Note 5 for additional information).

3.    Discontinued Operations and Assets Held for Sale
The Operating Partnership reports as discontinued operations real estate assets that are held for sale as of the end of the current period and real estate assets that were disposed of during the period. The operating results of the real estate properties are included in a separate component of income on the unaudited Condensed Consolidated Statements of Operations under Discontinued operations. This has resulted in certain reclassifications for the nine months ended September 30, 2013.

	Nine Months Ended September 30,
	2014	2013
Discontinued operations:
Revenues	$267	$28,004
Operating expenses	(1,293)	(21,992)
Other income (expense), net	5,813	(6,904)
Income (loss) from discontinued operating properties	4,787	(892)
Gain on disposition of operating properties	14,426	2,631
Impairment on real estate held for sale	—	(43,323)
Income (loss) from discontinued operations	$19,213	$(41,584)

Discontinued operations includes the results of 51 shopping centers, including 44 Non-Core Properties, disposed of during the year ended December 31, 2013 and the nine months ended September 30, 2014.

As of September 30, 2014, the Operating Partnership did not have any properties classified as held for sale. As of December 31, 2013, the Operating Partnership had one property classified as held for sale and it is presented in Other assets within the unaudited Condensed Consolidated Balance Sheets. The property had a carrying value of approximately $5.5 million as of December 31, 2013.

During the nine months ended September 30, 2014, one of the Non-Core Properties was transferred to the lender in satisfaction of the property's mortgage balance resulting in a $6.1 million gain on extinguishment of debt.

During the nine months ended September 30, 2013, the Operating Partnership disposed of ten shopping centers for aggregate proceeds of $40.5 million.

During the nine months ended September 30, 2014, the Operating Partnership did not recognize any provisions for impairment. During the nine months ended September 30, 2013, the Operating Partnership recognized provisions for impairment of $43.3 million.

For purposes of measuring this provision, fair value was determined based on either of the following: (i) contracts with buyers or purchase offers from potential buyers, adjusted to reflect associated disposition costs; or (ii) internal analysis. The Operating Partnership believes the inputs utilized were reasonable in the context of applicable market conditions; however, due to the significance of the unobservable inputs to the overall fair value measures, including forecasted revenues and expenses based upon market conditions and expectations for growth, the Operating Partnership determined that such fair value measurements were classified within Level 3 of the fair value hierarchy.

4.    Real Estate
The Operating Partnership's components of Real estate, net consisted of the following:

	September 30, 2014	December 31, 2013
Land	$1,998,837	$2,055,802
Buildings and improvements:
Building	7,327,482	7,436,072
Building and tenant improvements	500,712	373,907
Other rental property (1)	922,826	971,947
	10,749,857	10,837,728
Accumulated depreciation and amortization	(1,452,732)	(1,190,170)
Total	$9,297,125	$9,647,558

(1)
At September 30, 2014 and December 31, 2013, Other rental property consisted of intangible assets including: (i) $838.0 million and $881.9 million, respectively, of in-place lease value, (ii) $84.8 million and $90.0 million, respectively, of above-market leases, and (iii) $526.3 million and $462.5 million, respectively, of accumulated amortization. These intangible assets are amortized over the term of each related lease.

In addition, at September 30, 2014 and December 31, 2013, the Operating Partnership had intangible liabilities relating to below-market leases of $529.6 million and $541.8 million, respectively, and accumulated amortization of $190.0 million and $153.6 million, respectively. These intangible liabilities, which are included in Accounts payable, accrued expenses and other liabilities in the Operating Partnership's unaudited Condensed Consolidated Balance Sheets, are amortized over the term of each related lease, including any renewal periods, with fixed rentals that are considered to be below market.

Amortization expense associated with the above mentioned intangible assets and liabilities recognized for the nine months ended September 30, 2014 and 2013 was $58.4 million and $67.6 million, respectively. The estimated net amortization expense associated with the Operating Partnership's intangible assets and liabilities for the next five years is as follows:

Year ending December 31,	Estimated net amortization expense
2014 (remaining three months)	$15,859
2015	45,828
2016	22,034
2017	9,804
2018	3,655

On a continuous basis, management assesses whether there are any indicators, including property operating performance and general market conditions, that the value of the Operating Partnership's assets (including any related amortizable intangible assets or liabilities) may be impaired. To the extent impairment has occurred, the carrying value of the asset would be adjusted to an amount to reflect the estimated fair value of the asset.

During the nine months ended September 30, 2014, the Operating Partnership did not recognize any provisions for impairment, excluding any provisions for impairment included in Discontinued operations. During the nine months ended September 30, 2013, the Operating Partnership recognized provisions for impairment of $1.5 million, excluding provisions for impairment included in Discontinued operations.

For purposes of measuring this provision, fair value was determined based upon contracts with buyers, adjusted to reflect associated disposition costs.

5.    Financial Instruments - Derivatives and Hedging
The Operating Partnership's use of derivative instruments is limited to the utilization of interest rate agreements or other instruments to manage interest rate risk exposures and not for speculative purposes. In certain situations, the Operating Partnership has entered into derivative financial instruments such as interest rate swap and interest rate cap agreements to manage interest rate risk exposure arising from variable rate debt transactions that result in the receipt or payment of future known and uncertain cash amounts, the value of which are determined by interest rates. The

Operating Partnership’s objective in using interest rate derivatives is to add stability to interest expense and to manage its exposure to interest rate movements.

Cash Flow Hedges of Interest Rate Risk
Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for the Operating Partnership making fixed-rate payments over the life of the agreements without changing the underlying notional amount. During the nine months ended September 30, 2014, the Operating Partnership did not enter into any new interest rate swap agreements. During the year ended December 31, 2013, the Operating Partnership entered into five forward starting interest rate swap agreements with a notional amount of $1,500.0 million to hedge the variable cash flows associated with third party debt.

A detail of the Operating Partnership’s interest rate derivatives designated as cash flow hedges outstanding as of September 30, 2014 is as follows:

	Number of Instruments	Notional Amount
Interest Rate Swaps	5	$1,500,000

The Operating Partnership has elected to present its interest rate derivatives on its unaudited Condensed Consolidated Balance Sheets on a gross basis as interest rate swap assets and interest rate swap liabilities. A detail of the Operating Partnership’s fair value of interest rate derivatives on a gross and net basis as of September 30, 2014 and December 31, 2013, respectively, is as follows:

	Fair Value of Derivative Instruments
Interest rate swaps classified as:	September 30, 2014	December 31, 2013
Gross derivative assets	$—	$—
Gross derivative liabilities	(3,854)	(6,795)
Net derivative liability	$(3,854)	$(6,795)

All of the Operating Partnership’s outstanding interest rate swap agreements for the periods presented were designated as cash flow hedges of interest rate risk. The effective portion of changes in the fair value of derivatives designated as, and that qualify as, cash flow hedges is recorded in other comprehensive income (“OCI”) and is reclassified into earnings as interest expense in the period that the hedged forecasted transaction affects earnings. The effective portion of the Operating Partnership’s interest rate swaps that was recorded in the accompanying unaudited Condensed Consolidated Statements of Operations for the nine months ended September 30, 2014 is as follows:

Derivatives in Cash Flow Hedging Relationships (Interest Rate Swaps and Caps)	Nine Months Ended September 30, 2014
Amount of gain (loss) recognized in OCI on derivative	$(4,531)
Amount of loss reclassified from accumulated OCI into interest expense	$(7,472)

The Operating Partnership estimates that approximately $8.4 million will be reclassified from accumulated other comprehensive loss as an increase to interest expense over the next twelve months. No gain or loss was recognized related to hedge ineffectiveness or to amounts excluded from effectiveness testing on the Operating Partnership’s cash flow hedges during the nine months ended September 30, 2014 and the year ended December 31, 2013.

Non-Designated (Mark-to Market) Hedges of Interest Rate Risk
The Operating Partnership does not use derivatives for trading or speculative purposes. Derivatives not designated as hedges are used to manage the Operating Partnership’s exposure to interest rate movements but do not meet the strict hedge accounting requirements. The Operating Partnership’s only non-designated interest rate derivatives held as of September 30, 2014 and December 31, 2013 were interest rate caps. Interest rate caps involve the receipt of variable amounts from a counterparty if interest rates rise above the strike rate on the contract in exchange for an up-front premium. As of September 30, 2014 and December 31, 2013, the fair value of these interest rate caps was nominal, and, during the nine months ended September 30, 2014, and 2013, no payments were received from the respective counterparties.

A detail of the Operating Partnership’s non-designated interest rate derivatives outstanding as of September 30, 2014 is as follows:

	Number of Instruments	Notional Amount
Interest Rate Caps	4	$521,105

Credit-risk-related Contingent Features
The Operating Partnership has agreements with its derivative counterparties that contain a provision whereby if the Operating Partnership defaults on any of its indebtedness, including default where repayment of the indebtedness has not been accelerated by the lender, then the Operating Partnership could also be declared in default on its derivative obligations. If the Operating Partnership were to breach any of the contractual provisions of the derivative contracts, it would be required to settle its obligations under the agreements at their termination value including accrued interest, or approximately $4.7 million.

6.    Debt Obligations
As of September 30, 2014 and December 31, 2013, the Operating Partnership had the following indebtedness outstanding:

	Carrying Value as of
	September 30, 2014	December 31, 2013	Stated Interest Rates	Scheduled Maturity Date
Mortgage and secured loans(1)
Fixed rate mortgage and secured loans(2)	$3,203,987	$3,444,578	4.90% - 8.00%	2015 – 2021
Variable rate mortgage and secured loans	—	483,604	N/A	N/A
Total mortgage and secured loans	3,203,987	3,928,182
Net unamortized premium	73,333	93,077
Total mortgage and secured loans, net	$3,277,320	$4,021,259

Notes payables
Unsecured notes(3)(4)	$293,657	$353,617	5.25% - 7.97%	2015 - 2029
Net unamortized discount	(9,094)	(13,766)
Total notes payable, net	$284,563	$339,851

Unsecured Credit Facility(5)	$1,771,475	$1,620,179	1.69%	2017 – 2018

Unsecured Term Loan	600,000	—	1.59%	2019

Total debt obligations, net	$5,933,358	$5,981,289

(1)
The Operating Partnership's mortgages and secured loans are collateralized by certain properties and the equity interests of certain subsidiaries. These properties had a carrying value as of September 30, 2014 of approximately $4.1 billion.

(2)	The weighted average interest rate on the Operating Partnership’s fixed rate mortgage and secured loans was 5.95% as of September 30, 2014.

(3)	The weighted average interest rate on the Operating Partnership’s unsecured notes was 5.75% as of September 30, 2014.

(4)
The Operating Partnership had a one-time put repurchase right to certain unsecured notes that required the Operating Partnership to offer to repurchase the notes if tendered by holders (but did not require the holders to tender) for an amount equal to the principal amount plus accrued and unpaid interest on January 15, 2014. In January 2014, $57.7 million of these notes was tendered to, and repurchased by the Operating Partnership. The Operating Partnership also repaid an additional $2.2 million of the notes in separate transactions during the nine months ended September 30, 2014.

(5)
The Unsecured Credit Facility consists of a $1.25 billion revolving credit facility and a $1.5 billion term loan facility. The Operating Partnership has in place five forward starting interest rate swap agreements that convert the floating interest rate on the $1.5 billion term loan facility to a fixed, combined interest rate of 0.844% plus an interest spread of 150 basis points.

2014 Debt Transactions
On March 18, 2014, the Operating Partnership entered into an unsecured $600.0 million term loan (the “Term Loan”) which matures on March 18, 2019. The obligations under the Term Loan are guaranteed by both BPG Subsidiary Inc. (“BPG Sub”) and Brixmor OP GP LLC, the general partner of the Operating Partnership, (together, the “Parent Guarantors”). The Term Loan bears interest, at the Operating Partnership’s option, at a rate equal to a margin over either (a) a base rate determined by reference to the highest of (1) the administrative agent’s prime lending rate, (2) the federal funds effective rate plus half of 1%, and (3) the LIBOR rate that would be payable on such day for a LIBOR rate loan with a one-month interest period plus 1% or (b) a LIBOR rate determined by reference to the BBA LIBOR rate for the interest period relevant to a particular borrowing. The margin associated with the Term Loan is based on a total leverage based grid and ranges from 0.35% to 0.75%, for base rate loans, and 1.35% to 1.75% for LIBOR rate loans. Proceeds from borrowings under the Term Loan were used to repay outstanding borrowings on the Operating Partnership’s Unsecured Credit Facility.

On September 18, 2014, Brixmor LLC, an indirect subsidiary of the Operating Partnership, commenced a cash tender offer for $68.7 million of its unsecured notes at premiums ranging from 10.13% to 19.25% above par value. The unsecured notes have stated interest rates ranging from 6.90% to 7.97% and maturity dates ranging from August 14, 2026 to July 30, 2029. On October 17, 2014, upon completion of the tender offer, Brixmor LLC purchased $50.2 million principal amount of the unsecured notes.

In addition, during the nine months ended September 30, 2014, the Operating Partnership repaid $684.4 million of mortgages and secured loans and repaid $60.0 million of unsecured notes, resulting in a $2.6 million net loss on extinguishment of debt. These repayments were funded primarily from borrowings under the Operating Partnership’s Unsecured Credit Facility.

Pursuant to the terms of the Term Loan and Unsecured Credit Facility, the Operating Partnership among other things is subject to maintenance of various financial covenants. The Operating Partnership is currently in compliance with these covenants.

Debt Maturities
As of September 30, 2014 and December 31, 2013, the Operating Partnership had accrued interest of $24.0 million and $32.2 million outstanding, respectively. As of September 30, 2014, scheduled maturities of the Operating Partnership's outstanding debt obligations were as follows:

Year ending December 31,
2014 (remaining three months)	$8,392
2015	726,304
2016	1,258,881
2017	622,233
2018	1,520,660
Thereafter	1,732,649
Total debt maturities	5,869,119
Net unamortized premiums on mortgages	73,333
Net unamortized discount on notes	(9,094)
Total debt obligations	$5,933,358

7.     Financing Liabilities
As of September 30, 2014 and December 31, 2013, the Operating Partnership had the following financing liabilities outstanding:

	Carrying Value as of
	September 30, 2014	December 31, 2013	Stated Interest Rates	Scheduled Maturity Date
Financing Liabilities
Inland preferred interest (1)	$121,470	$130,966	11.00%	2015
Capital leases (2)	—	41,723	N/A	N/A
Total financing liabilities	121,470	172,689
Net unamortized premium	—	2,422
Total financing liabilities, net	$121,470	$175,111

(1)
On December 6, 2010, the Operating Partnership formed a real estate venture with Inland American CP Investment, LLC (“Inland”). The Operating Partnership contributed 25 shopping centers with a fair value of approximately $471.0 million and Inland contributed cash of $121.5 million, resulting in Inland receiving a 70% ownership interest with a cumulative preferential share of cash flow generated by the shopping centers at an 11% stated return. The Operating Partnership received a 30% ownership interest, subordinated to Inland’s preferred interest. Due to the venture agreement providing Inland with the right to put its interest to the Operating Partnership for an amount of cash equal to the amount it contributed plus accrued interest beginning December 6, 2015, the Operating Partnership consolidates the real estate venture under the financing method which requires the amount Inland contributed to be reflected as a liability. The venture agreement also provided the Operating Partnership with the right to purchase Inland’s interest, beginning December 6, 2014, for an amount of cash determined on the same basis as described above. In October 2014, the Operating Partnership exercised its right to acquire Inland's interest and expects the transaction to close in December 2014.

(2)	During the nine months ended September 30, 2014, the Operating Partnership exercised its option to purchase the underlying assets subject to the capital leases.

8.     Fair Value Disclosures
All financial instruments of the Operating Partnership are reflected in the accompanying unaudited Condensed Consolidated Balance Sheets at amounts which, in management's judgment, reasonably approximate their fair values, except those instruments listed below:

	September 30, 2014		December 31, 2013
	Carrying Amounts	Fair Value	Carrying Amounts	Fair Value

Mortgage and secured loans payable	$3,277,320	$3,448,809	$4,021,259	$4,179,640
Notes payable	284,563	320,238	339,851	371,393
Unsecured credit facility and term loan	2,371,475	2,371,475	1,620,179	1,620,179
Total debt obligations	$5,933,358	$6,140,522	$5,981,289	$6,171,212

Financing liabilities	$121,470	$121,470	$175,111	$175,111

The valuation methodology used to estimate the fair value of the Operating Partnership's fixed and variable-rate indebtedness and financing liabilities is based on discounted cash flows, with assumptions that include credit spreads, loan amounts and debt maturities. Such fair value estimates are not necessarily indicative of the amounts that would be realized upon disposition.

As a basis for considering market participant assumptions in fair value measurements, a fair value hierarchy is included in GAAP that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity's own assumptions about market participant assumptions (unobservable inputs that are classified within Level 3 of the hierarchy).

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Operating Partnership's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

At September 30, 2014 and December 31, 2013, the fair values of the Operating Partnership’s marketable securities, valued based on quoted market prices, were classified within Level 1 of the fair value hierarchy. Conversely, at September 30, 2014 and December 31, 2013, the fair values of the Operating Partnership’s mortgage and secured loans, notes payable, financing liabilities and interest rate caps, valued based on discounted cash flow or other similar methodologies were classified within Level 3 of the fair value hierarchy.

9. Redeemable Non-controlling Interests
The redeemable non-controlling interests presented in these unaudited Condensed Consolidated Financial Statements relate to portions of a consolidated subsidiary held by non-controlling interest holders in a partnership that was formed to own certain real estate properties which were contributed to it in exchange for cash, the assumption of mortgage indebtedness and limited partnership units.

The changes in redeemable non-controlling interests are as follows:

	Nine Months Ended September 30, 2014	Year Ended December 31, 2013

Balance at beginning of period	$21,467	$21,467
Distributions to redeemable non-controlling interests	(966)	(1,288)
Preferred return	966	1,288
Balance at end of period	$21,467	$21,467

10. Stock Based Compensation
In 2011 and 2013 prior to BPG's IPO, certain employees of the Operating Partnership were granted long-term incentive awards which provided them with equity interests as an incentive to remain in the Operating Partnership’s service and align executives’ interests with those of the BPG's equity holders. The awards were granted to such employees by two of BPG's current equity holders, BRE Retail Holdco L.P. and Holdco II (the “Partnerships”), in the form of Class B Units in each of the Partnerships. The awards were granted with service, performance and market conditions. In connection with BPG's IPO, certain of these awards vested and the vested awards were exchanged for a combination of vested common shares of BPG and vested shares of BPG Sub. The remaining unvested Class B Units as of BPG's IPO effective date were exchanged for a combination of unvested restricted common shares of BPG and unvested restricted common shares of BPG Sub, (collectively, the “RSAs”). The RSAs are subject to the same vesting terms as those applicable to the exchanged Class B Units.

In connection with BPG's IPO the Board of Directors approved the 2013 Omnibus Incentive Plan (the “Plan”). The Plan provides for a maximum of 15.0 million shares of BPG's common stock to be issued for qualified and non-qualified options, stock appreciation rights, restricted stock and restricted stock units, OP Units in the Operating Partnership, performance awards and other stock-based awards.

During the nine months ended September 30, 2014, BPG granted restricted stock units (“RSUs”) in BPG to certain employees, or at the election of certain employees, long-term incentive plan units (“LTIP Units”) in BPG. The RSUs and LTIP Units are divided into three tranches, with each tranche subject to separate performance-based vesting conditions, market-based vesting conditions and service-based vesting conditions. Each award contains a threshold, target, and maximum number of units in respect to each tranche. The number of units actually earned for each tranche is determined based on performance during a specified performance period, and the earned units are then further subject to time-based vesting conditions. The aggregate number of RSUs and LTIP Units granted, assuming that the target level of performance is achieved, was 0.6 million for the nine months ended September 30, 2014, with service periods ranging from one to five years.

The Operating Partnership recognized $7.0 million and $3.7 million of equity based compensation expense for the nine months ended September 30, 2014 and 2013, respectively. As of September 30, 2014, the Operating Partnership had $22.2 million of total unrecognized compensation cost related to unvested stock compensation, including $5.8 million associated with a portion of the RSAs subject to performance and market conditions which vest on the date, if any, that the BPG's pre-IPO Owners receive cash proceeds resulting in a 15% internal rate of return on their investment in the BPG, subject to continued employment on such date. The remaining $16.4 million of unrecognized compensation cost related to unvested stock compensation is expected to be recognized over a weighted average period of approximately 2.1 years.

11. Earnings Per Unit
Basic earnings per unit is calculated by dividing net income (loss) attributable to the Operating Partnership's common units, including participating securities, by the weighted average number of partnership common units outstanding for the period. Certain restricted units issued pursuant to the BPG's share-based compensation program are considered participating securities. Unvested restricted units are not allocated net losses, as such amounts are allocated entirely to the partnership common units.

The following table provides a reconciliation of the numerator and denominator of the earnings per unit calculations for the nine months ended September 30, 2014 and 2013:

	Nine Months Ended September 30,
	2014	2013
Computation of Basic Earnings Per Unit:
Income (loss) from continuing operations	$87,684	$(65,266)
Income attributable to non-controlling interests	(2,786)	(1,018)
Distributions on unvested restricted units	(805)	—
Income (loss) from continuing operations attributable to partnership common units	84,093	(66,284)
Income (loss) from discontinued operations, net of Series A interest	19	(41,584)
Net income (loss) attributable to the Operating Partnership's common units for basic earnings per unit	$84,112	$(107,868)

Weighted average number of vested common units outstanding - basic	302,407	238,834

Basic Earnings Per Unit Attributable to the Operating Partnership's Common Units:
Income (loss) from continuing operations	$0.28	$(0.28)
Income (loss) from discontinued operations	—	(0.17)
Net income (loss)	$0.28	$(0.45)

Computation of Diluted Earnings Per Unit:
Income (loss) from continuing operations attributable to partnership common units	$84,093	$(66,284)
Income (loss) from discontinued operations, net of Series A interest	19	(41,584)
Net income (loss) attributable to the Operating Partnership's common units for diluted earnings per unit	$84,112	$(107,868)

Weighted average common units outstanding - basic	302,407	238,834
Effect of dilutive securities:
Equity awards	1,139	—
Weighted average common units outstanding - diluted	303,546	238,834

Diluted Earnings Per Unit Attributable to the Operating Partnership's Common Units:
Income (loss) from continuing operations	$0.28	$(0.28)
Income (loss) from discontinued operations	—	(0.17)
Net income (loss)	$0.28	$(0.45)

12.    Commitments and Contingencies
Leasing commitments
The Operating Partnership periodically enters into ground leases for neighborhood and community shopping centers which it operates and enters into office leases for administrative space. During the nine months ended September 30, 2014 and 2013, the Operating Partnership recognized rent expense associated with these leases of $7.1 million and

$7.3 million, respectively. Minimum annual rental commitments associated with these leases during the next five years and thereafter are as follows: 2014, $2.7 million; 2015, $7.4 million; 2016, $7.0 million; 2017, $6.9 million; 2018, $6.5 million and thereafter, $98.3 million.

Insurance captive
In April 2007, the Operating Partnership formed a wholly owned captive insurance company, ERT CIC, LLC (“ERT CIC”) which underwrote the first layer of general liability insurance programs for the Operating Partnership’s wholly owned, majority owned and joint venture properties. The Operating Partnership formed ERT CIC as part of its overall risk management program and to stabilize insurance costs, manage exposure and recoup expenses through the functions of the captive program. The Operating Partnership capitalized ERT CIC in accordance with the applicable regulatory requirements. ERT CIC established annual premiums based on projections derived from the past loss experience of the Operating Partnership’s properties. ERT CIC engaged an independent third party to perform an actuarial estimate of future projected claims, related deductibles and projected expenses necessary to fund associated risk management programs. Premiums paid to ERT CIC may be adjusted based on this estimate and may be reimbursed by tenants pursuant to specific lease terms.

During 2012, the Operating Partnership replaced ERT-CIC with a newly formed, wholly owned captive insurance company, Brixmor Incap, LLC (“Incap”). Incap underwrites the first layer of general liability insurance programs for the Operating Partnership’s wholly owned, majority owned and joint venture properties. The Operating Partnership formed Incap as part of its overall risk management program and to stabilize insurance costs, manage exposure and recoup expenses through the functions of the captive program. The Operating Partnership has capitalized Incap in accordance with the applicable regulatory requirements. Incap established annual premiums based on projections derived from the past loss experience of the Operating Partnership’s properties. Incap has engaged an independent third party to perform an actuarial estimate of future projected claims, related deductibles and projected expenses necessary to fund associated risk management programs. Premiums paid to Incap may be adjusted based on this estimate and may be reimbursed by tenants pursuant to specific lease terms.

Environmental matters
Under various federal, state and local laws, ordinances and regulations, the Operating Partnership may be considered an owner or operator of real property or may have arranged for the disposal or treatment of hazardous or toxic substances. As a result, the Operating Partnership may be liable for certain costs including removal, remediation, government fines and injuries to persons and property. The Operating Partnership does not believe that any resulting liability from such matters will have a material adverse effect on the financial position, results of operations or liquidity of the Operating Partnership.

Other legal matters
The Operating Partnership is subject to various other legal proceedings and claims that arise in the ordinary course of business. Management believes that the final outcome of such matters will not have a material adverse effect on the financial position, results of operations or liquidity of the Operating Partnership.

13.    Related-Party Transactions
In the ordinary course of conducting its business, the Operating Partnership enters into customary agreements with its affiliates and unconsolidated joint ventures in relation to the leasing and management of its and/or its related parties' real estate assets.

As of September 30, 2014 and December 31, 2013, receivables from related parties were $4.2 million and $6.1 million, respectively, which are included in Receivables, net in the unaudited Condensed Consolidated Balance Sheets. As of September 30, 2014 and December 31, 2013, there were no material payables to related parties.